SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): September 8, 2005


                              STATION CASINOS, INC
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             (Exact name of registrant as specified in its charter)


      Nevada                             000-21640              88-0136443
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(State or other jurisdiction            (Commission           (I.R.S. Employer
of incorporation)                       File Number)         Identification No.)

2411 West Sahara Avenue, Las Vegas, Nevada                              89102
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(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code: (702) 367-2411
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                                       N/A
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          (Former name or former address, if changed since last report)


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Item 7.01.  Regulation FD Disclosure

         The information in this schedule is being furnished in accordance with Regulation FD and not "filed" with the Securities and Exchange Commission. Accordingly, such information is not incorporated by reference into any filings of Station Casinos, Inc. (the "Company") under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, and will not be so incorporated by reference into any future filings unless specifically identified as being incorporated by reference.

         Certain executives of the Company intend to participate in various investor meetings and gaming industry conferences beginning on September 8, 2005. At these meetings and conferences, the Company will present the following updated information with respect to its earnings guidance, its portfolio of land held for development and tribal advances. A copy of the Company's presentation is available in the "Investors Relations" section of the Company's website at www.stationcasinos.com (1).

2005 Third Quarter Guidance
---------------------------

         Based on the strength of the Las Vegas local economy and strong same-store revenues, the Company now believes that, prior to non-recurring items, revenue growth at the Major Las Vegas Operations (excluding Green Valley Ranch) (2), EBITDA (3) and earnings per share ("EPS") for the third quarter of 2005 will be at the high end of the ranges of the previously issued guidance. Initial guidance for the third quarter projected 8% to 11% revenue growth at the Major Las Vegas Operations, $104 million to $110 million of EBITDA and $0.51 to $0.56 of EPS.

Land Portfolio Value and Tribal Advances
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         The Company currently owns approximately 489 acres of land held for future development, for which the Company has incurred aggregate costs of $188.1 million. In addition, the Company owns approximately 67 acres of land on or near Wild Wild West, for which the Company has incurred or committed aggregate costs of $149.6 million. The Company also owns approximately 40 acres of excess land associated with its current hotel/casino facilities. In addition, the Company has advanced approximately $149 million toward the development of future tribal gaming projects which it believes will be repaid from either the financing or the operation of these projects.

         The Company recently engaged two independent real estate consulting firms to estimate the current market value of the aforementioned real estate (excluding the tribal advances) (the "Land Portfolio"). CB Richard Ellis, Inc. provided estimates for the land located in Nevada and Robert Charles Lesser & Co. provided estimates for the land located in California. According to these land value estimates, the market value of the entire Land Portfolio is estimated to be within a range of $906 million to $1.326 billion. The land value estimates include market value ranges estimated to be (i) between $447 million and $601 million for approximately 197 acres in the Las Vegas valley, (ii) between $65 million and $110 million for approximately 292 acres in Reno and California,
(iii) between $334 million and $534 million for approximately 67 acres associated with Wild Wild West, and (iv) between $60 million and $81 million for approximately 40 acres of excess land.


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         The foregoing estimated ranges of market value of land held by the
Company for future development is presented solely as a supplemental disclosure because the Company believes that it is a useful measure of asset value for companies holding a significant amount of real property. The Company undertakes no obligation to update or revise these estimates. In estimating the market value ranges, each real estate consulting firm considered such recent comparable sales and other market information as it deemed relevant in its professional judgment. However, such transaction information is limited. In addition, estimating the value of land held for gaming development is difficult and requires numerous assumptions about the future. Consequently, there can be no assurance as to the actual sale price that could be realized for any of the properties. Moreover, investors are cautioned that the Company has no current intention of selling any of its real property or otherwise attempting to realize the estimated market values of the real property. Any future value to the Company from land held for future development or tribal advances is expected to be realized through profits and cash flow from gaming and gaming-related projects as well as condo/hotel projects that may be developed on the properties. There can be no assurance that the returns on investment from these projects, including the investment in the land, will bear any relationship to the currently estimated ranges of market value of the land. The Company's decision whether to proceed with any new gaming or development opportunity is dependent upon future economic and regulatory factors, the availability of financing and competitive and strategic considerations. As many of these considerations are beyond the Company's control, no assurances can be given that the Company will be able to secure acceptable financing, obtain necessary regulatory approvals or otherwise determine to proceed with any particular project.

         For more information concerning the Company's land held for future development and tribal advances, please refer to the Company's publicly available information, including the Company's Annual Report of Form 10-K for the year ended December 31, 2004 and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2005.


Company Information and Forward Looking Statements

         Station Casinos, Inc. is the leading provider of gaming and entertainment to the residents of Las Vegas, Nevada. Station's properties are regional entertainment destinations and include various amenities, including numerous restaurants, entertainment venues, movie theaters, bowling and convention/banquet space, as well as traditional casino gaming offerings such as video poker, slot machines, table games, bingo and race and sports wagering. Station owns and operates Palace Station Hotel & Casino, Boulder Station Hotel & Casino, Santa Fe Station Hotel & Casino, Wildfire Casino and Wild Wild West Gambling Hall & Hotel in Las Vegas, Nevada, Texas Station Gambling Hall & Hotel and Fiesta Rancho Casino Hotel in North Las Vegas, Nevada, and Sunset Station Hotel & Casino, Fiesta Henderson Casino Hotel, Magic Star Casino and Gold Rush Casino in Henderson, Nevada. Station also owns a 50% interest in both Barley's Casino & Brewing Company and Green Valley Ranch Station Casino in Henderson, Nevada and a 6.7% interest in the Palms Casino Resort in Las Vegas, Nevada. In addition, Station manages the Thunder Valley Casino near Sacramento, California on behalf of the United Auburn Indian Community.


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         This 8-K contains certain forward-looking statements with respect to the business, financial condition, results of operations and expansion projects of the Company and its subsidiaries which involve risks and uncertainties that cannot be predicted or quantified, and consequently, actual results may differ materially from those expressed or implied herein. Such risks and uncertainties include, but are not limited to, financial market risks, the ability to maintain existing management, integration of acquisitions, competition within the gaming industry, the cyclical nature of the hotel business and gaming business, economic conditions, regulatory matters and litigation and other risks described in the filings of the Company with the Securities and Exchange Commission, including, but not limited to, the Company's Annual Report on Form 10-K for the year ended December 31, 2004, and its Registration Statement on Form S-4 File No. 333-127469. All forward-looking statements are based on the Company's current expectations and projections about future events. All forward-looking statements speak only as of the date hereof and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

         Construction projects such as Red Rock, the expansions of Green Valley Ranch, Santa Fe Station and Fiesta Henderson entail significant risks, including shortages of materials or skilled labor, unforeseen regulatory problems, work stoppages, weather interference, floods and unanticipated cost increases. The anticipated costs and construction periods are based on budgets, conceptual design documents and construction schedule estimates. There can be no assurance that the budgeted costs or construction period will be met.

         (1) The hyperlink to the Company's URL is included herein solely for the convenience of investors in accessing the presentations. All other references herein to the Company's URL are inactive textual references. None of the information contained on the Company's website shall be deemed incorporated by reference or otherwise included herein.

         (2) The Major Las Vegas Operations include the wholly owned properties of Palace Station, Boulder Station, Texas Station, Sunset Station, Santa Fe Station, Fiesta Rancho and Fiesta Henderson.

         (3) EBITDA consists of net income plus income tax provision, interest and other expense, depreciation, amortization, development expense, preopening expenses and nonrecurring items. EBITDA is presented solely as a supplemental disclosure because the Company believes that it is a widely used measure of operating performance in the gaming industry and as a principal basis for valuation of gaming companies. The Company believes that in addition to cash flows and net income, EBITDA is a useful financial performance measurement for assessing the operating performance of the Company. Together with net income and cash flows, EBITDA provides investors with an additional basis to evaluate the ability of the Company to incur and service debt and incur capital expenditures. To evaluate EBITDA and the trends it depicts, the components should be considered. The impact of income tax provision, interest and other expense, depreciation, amortization, development expense, preopening expenses and nonrecurring items, each of which can significantly affect the Company's results of operations and liquidity and should be considered in evaluating the Company's operating performance, cannot be determined from EBITDA. Further, EBITDA does not represent net income or cash flows from operating, financing and investing activities as defined by generally accepted accounting principles ("GAAP") and does not necessarily indicate cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income, as an indicator of the Company's operating performance or to cash flows as a measure of liquidity. In addition, it should be noted that not all gaming companies that report EBITDA or adjustments to such measures may calculate EBITDA or such adjustments in the same manner as the Company, and therefore, the Company's measure of EBITDA may not be comparable to similarly titled measures used by other gaming companies.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Station Casinos, Inc.



Date:    September 8, 2005              By: /s/ Glenn C. Christenson
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                                            Glenn C. Christenson
                                            Executive Vice President, Chief
                                            Financial Officer, Chief
                                            Administrative Officer and Treasurer